Exhibit 99.1
Vertrue Incorporated Intends to Adjourn the Special Meeting of
Stockholders on July 31 to August 15
     NORWALK, Conn. — July 30, 2007 — Vertrue Incorporated (NASDAQ: VTRU) today announced that it intends to convene the previously announced special meeting of its stockholders scheduled for July 31, 2007 for the sole purpose of holding a vote to adjourn the special meeting to August 15, 2007, in order to solicit additional proxies and provide its stockholders with additional time to consider the changes to the previously announced merger effectuated by an amendment that Vertrue entered into on July 18, 2007, including the increased merger consideration from $48.50 to $50.00 per share in cash, and to review supplementary proxy materials, which Vertrue expects to mail to its stockholders promptly. On July 26, 2007, Brencourt Advisors, LLC, on behalf of Brencourt Credit Opportunities Master, Ltd. and Brencourt BD, LLC, gave irrevocable notice to Velo Holdings Inc., which will be the sole owner of the surviving corporation after the merger, that it was exercising an option to acquire an interest in equity securities of Velo Holdings Inc. in the amount of $25,000,000.
     The further adjourned special meeting will be held on August 15, 2007, at 9:30 a.m., Eastern Time, at the Stamford Marriott Hotel & Spa, 243 Tresser Boulevard, Stamford, Connecticut. The record date for stockholders entitled to vote at the reconvened August 15 meeting remains June 7, 2007. Stockholders who have previously submitted their proxy or otherwise voted, and who do not want to change their vote, need not take any action. Stockholders with questions about the merger or how to vote their shares (or how to change a prior vote of their shares) should contact Vertrue’s proxy solicitor, Georgeson Inc., by telephone at (212) 440-9800 (for banks and brokers) and (866) 577-4994 (for all others), or in writing at Georgeson Inc., 17 State Street, 10th Floor, New York, NY 10004.
ABOUT VERTRUE
     Vertrue is a publicly held company whose shares are listed on the NASDAQ under the ticker symbol VTRU. Vertrue is a premier Internet direct marketing services company. Vertrue operates a diverse group of marketing businesses that share a unified mission: to provide every consumer with access to direct-to-consumer savings across its five vertical markets of healthcare, personal property, security/insurance, discounts and personals, which are all offered online through a set of diverse Internet marketing channels. Our principal executive offices are located at 20 Glover Avenue, Norwalk, Connecticut 06850, and our telephone number is (203) 324-7635.
FORWARD-LOOKING STATEMENTS
     Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vertrue to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs of financing commitments, general competitive factors and regulatory developments. More detailed information about these risks, uncertainties and other factors is set forth in Vertrue’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006 of Vertrue and in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007. Risks and uncertainties relating to the proposed merger include the ability of the parties to the merger agreement to satisfy the conditions to closing specified in the merger agreement. Vertrue is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements.
IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER
     In connection with the proposed merger of Velo Acquisition Inc. with and into Vertrue pursuant to the merger agreement, Vertrue has filed a definitive proxy statement and other materials with the Securities and Exchange Commission (the “SEC”) and expects to file supplementary proxy materials with the SEC. BEFORE MAKING ANY VOTING DECISION, VERTRUE’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE SUPPLEMENTARY PROXY MATERIALS AND OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES THERETO. Copies of the definitive proxy statement have been mailed to record holders of the shares of Vertrue’s common stock. The supplementary proxy materials (when available) will be mailed to record holders of the shares of Vertrue’s common stock. Vertrue’s stockholders may obtain, without charge, a copy of the definitive proxy statement, supplementary proxy materials (when available) and other materials filed by Vertrue with the SEC from the SEC’s website at http://www.sec.gov. Vertrue’s stockholders may also obtain, without charge, a copy of the definitive proxy statement, the supplementary proxy materials (when available) and other materials by directing a request by mail or telephone to Vertrue Incorporated, Attn. Legal Department, 20 Glover Avenue, Norwalk, CT 06850, telephone: (203) 324-7635, or from Vertrue’s website, http://www.vertrue.com.
PARTICIPANTS IN SOLICITATION
     Vertrue and its directors, officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Vertrue’s stockholders with respect to the proposed merger. Information concerning the interests of Vertrue’s directors and executive officers and their ownership of shares of Vertrue’s common stock is set forth in the definitive proxy statement and other materials for the special meeting of Vertrue’s stockholders, which were filed with the SEC, and will be contained in the supplementary proxy materials. Stockholders may obtain additional information regarding the interests of Vertrue and its directors and executive officers in the merger, which may be different than those of Vertrue’s stockholders generally, by reading the definitive proxy statement and other materials regarding the merger, previously filed with the SEC, and the supplementary proxy materials (when available).
CONTACT:
Gary A. Johnson (203) 324-7635